Workhorse Group Reports Third Quarter 2021 Results

CINCINNATI, November 9, 2021 – Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”) an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last-mile delivery sector, today reported financial results for third quarter ended September 30, 2021.

Release Updates and Highlights
•In October/November, the Company strengthened its balance sheet with approximate 85% equity conversion of previous $200 million debt obligation. Workhorse’s current debt balance is now $27.5 million of principal, providing a net cash position of more than $200 million.
•Onboarded new, experienced management team; formally commenced permanent CFO search.
•Additional testing of current C-1000 truck design underway with plans for future reconfiguration in process. The Company expects to provide a production forecast in early Q1 2022.
•Strategically withdrew from the USPS lawsuit in order to pursue opportunities with the federal government.
•Developed 2022-2024 capital spending plan that supports initial vehicle delivery.

Management Commentary
“In the first 90 days since I’ve joined this company, we have made a number of important decisions, both large and small, to strengthen and build Workhorse into a more competitive and well-balanced EV industry leader,” said Workhorse CEO Rick Dauch. “We have assembled an experienced, capable management team, strengthened our balance sheet, dropped the USPS lawsuit, identified our upcoming three-year capital needs and improved our internal communication processes. We still have many steps ahead of us to become a successful company; this process will require us to increasingly focus on our customers, further develop industry leading technology, make hard decisions about what is essential to our operations, develop common, lean systems and then profitably grow the business. With the strong industry fundamentals and tailwinds we have in our sector, I am optimistic that Workhorse will be prepared to deliver the best-in-class vehicles for the commercial electric vehicle market starting in 2023.”

Additional Third Quarter 2021 and Recent Operational Highlights
•July: Appointed Rick Dauch as Chief Executive Officer and board member.
•August: Entered into pilot program with USDA’s Natural Resources Conservation Service to provide small Unmanned Aerial Systems as a service to support NRCS efforts in Mississippi.
•August: Partnered with Amerit Fleet Solutions to provide comprehensive warranty and demand repair programs to Workhorse customers nationwide.
•September: Dropped USPS lawsuit.
•September: Announced various executive leadership appointments, including Greg Ackerson as interim Chief Financial Officer; Jim Harrington as Chief Administrative Officer, General Counsel and Secretary; Josh Anderson as Chief Technology Officer; Jim Peters as VP, Purchasing and Supply Chain; and Dave Bjerke as VP, Product Development.

Third Quarter 2021 Financial Results
Sales, net of returns and allowances, for the third quarter of 2021 were recorded at $(0.6 million) compared to $0.6 million in the third quarter of 2020. The decrease in sales was primarily related to a $1.1 million refund liability recorded during the third quarter of 2021 related to the recall of the Company’s C-1000 vehicles.

Cost of sales increased to $11.5 million from $2.8 million in the same period last year. The increase in cost of sales was primarily attributable to inventory write-downs due to inventory on hand that has a higher cost than its net realizable value, an increase in warranty reserves due to the recall of the Company’s C-1000 vehicles, and an increase in volume and manufacturing costs related to production of the C-Series electric delivery truck. The increase is also attributable to higher consulting costs, and higher compensation-related costs due to increased headcount.

Selling, general and administrative (“SG&A”) expenses increased to $10.6 million from $6.0 million in the same period last year. The increase in SG&A expenses was primarily driven by higher compensation-related costs due to increased headcount, severance pay, stock-based compensation, legal costs, and insurance costs.

Research and development (“R&D”) expenses increased to $2.8 million compared to $1.6 million in the same period last year. The increase in R&D expenses was primarily related to increased headcount and higher consulting costs.

Net interest income was $18.6 million compared to $74.3 million of interest expense in the same period last year. The decrease in interest expense was primarily driven by a $88.5 million decrease in expense related to fair value adjustments and losses on conversion of the Company’s convertible notes and a $4.7 million decrease in losses recognized on redemption of Series B Preferred Stock, offset by a $0.8 million increase in contractual interest expense related to the Company’s convertible notes.

Other loss increased to $77.1 million compared to no loss in the same period last year. The increase in other loss was primarily related to the decrease in fair value and sale of the Company’s investment in Lordstown Motors Corporation.

Net loss was $81.1 million, compared to net loss of $84.1 million in the same period last year. Loss from operations for the third quarter was $25.5 million compared to $9.8 million in the same period last year.

As of September 30, the Company had approximately $230.4 million in cash and cash equivalents.

Conference Call
Workhorse management will hold a conference call today (November 9, 2021) at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss these results.

Workhorse management will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 877-407-8289
International dial-in: 201-689-8341

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Workhorse's website.

A telephonic replay of the conference call will be available after 1:00 p.m. Eastern time through November 16, 2021.

Toll-free replay number: 877-660-6853
International replay number: 201-612-7415

Replay ID: 13724464

About Workhorse Group Inc.
Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements
This press release contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate”, “expect”, “plan”, “believe”, “seek”, “estimate,” or the negative of such terms, or other similar expressions. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of liquidity and capital resource, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this press release. Factors that could cause actual results to differ materially include, but are not limited to: our ability to successfully complete the additional testing and implement required modifications to vehicles to achieve compliance with FMVSS with respect to the C-1000s; the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; market acceptance for our products; our ability to attract and retain customers for existing and new products; our ability to control our expenses; potential competition, including without limitation shifts in technology; global and local business conditions; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; the outcome of any regulatory proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations Contact:
Matt Glover and Tom Colton
Gateway Investor Relations
949-574-3860
WKHS@gatewayir.com

Workhorse Group Inc.
Condensed Consolidated Statements of Operations
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Workhorse Group Inc.
Condensed Consolidated Balance Sheets
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